U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A1

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 29, 2009

INDUSTRY CONCEPT HOLDINGS, INC.

(Exact name of small business issuer as specified in its charter)

YOUR WAY HOLDING CORP.

(Former Name)

Colorado	000-53099	20-8510684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

4501 E 50th St.

Vernon CA 90058

(Address of principal executive offices)

9283 E. Arbor Circle, Unit #F

Englewood, CO 80111

(Former Address)

(323) 585-5281

(Issuer's Telephone Number)

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective October 29, 2009, we executed an agreement to acquire Industry Concepts LLC (“IC”) and Primp LLC ("Primp") and their members, in which we agreed to issue an aggregate of 20,430,000 shares of our Common Stock, including 16,430,000 shares to the members of IC and 4,000,000 shares to the members of Primp, in exchange for all of the issued and outstanding member interests of the Acquired Companies. In addition, to facilitate this transaction and eliminate dilution of minority shareholders, members of our current management have agreed to voluntarily redeem an aggregate of 20,430,000 shares back to the Company. This Agreement included various conditions to effectiveness, including our receipt of audited financial statements of IC LLC that conformed to the financial condition as represented to us by IC. That audit has been completed and as a result, we have terminated this acquisition and an aggregate of 16,430,000 shares of our Common Stock have been returned to us. The acquisition of Primp LLC as previously disclosed remains in effect. Relevant thereto, on March 16, 2010 we did acquire the rights to the tradename “Love Crush” from IC LLC in exchange for the issuance of 2,000,000 shares of our Common Stock. We intend to assign these rights to a to-be-formed wholly owned limited liability company by the name of “Love Crush LLC” which will produce both private label garments as well as garments under the tradename “Love Crush”.

Also as a result of this transaction the holders of a majority of our issued and outstanding voting stock have authorized changing our name to “Industry Concept Holdings, Inc.”

We entered into this transaction because of our former management’s belief that by doing so we will significantly increase our shareholder’s future opportunity to enhance the value of their respective ownership in our Company. In addition, our former Board of Directors approved a “spin-off” of our wholly owned subsidiary company, Your Way Gourmet, Inc. The terms of this “spin-off” provide for a dividend to be issued to our shareholders of one share of common stock for every share that our shareholders owned as of October 28, 2009, the record date of the dividend.

DESCRIPTION OF BUSINESS

As a result of the transaction described above we have revised our current business plan to that of a company engaged in the garment industry. Following is a description of the business of both IC and Primp.

Our operations can be characterized as textile and garment manufacturing businesses specializing in knit goods. Primp was founded in 2004 and emphasizes a contemporary lifestyle line of clothing for women ranging in age from 16 to 50. Primp is our first example of a successful rollout of a branded product.

Today’s knit market has grown exponentially, creating even greater demands and making casual knit goods one of the most important items in the garment industry and in everyone’s wardrobe. We believe that “T-shirt and Jeans” has come to define more than a trend; it’s a lifestyle that is here to stay. In addition, there has been an increased focus on design at a value in the mid and lower tier markets which has helped bridge the style gap that once distinguished these markets from the contemporary marketplace, creating a much larger customer base for similar products than ever before.

By spanning the production process from fiber to finished garment, we strive to bring contemporary trends to the marketplace with speed and value. Drawing on our management teams past experience we have been able to develop new trends in fabrication which has been instrumental in enabling the success of many product lines, including American Apparel and Dickies.

We have developed Primp to earmark customers seeking highly sellable retail merchandise at the higher tier. Launched by Wells Butler in 2004, Primp is a fashion-forward and comfortable collection of knits and basics with a contemporary lifestyle feel. In its first year at retail, Primp was supported by the hippest leading, fashion-driven boutiques in Los Angeles and at several leading boutiques around the country such as Lisa Kline, Kitson, Harvey Nichols, Revolve Clothing and Planet Blue. Primp is currently sold at higher end department stores including Saks Fifth Avenue, Nordstrom, Neiman Marcus and Bloomingdales, and at nearly 300 leading boutiques with launches currently in major foreign markets including Japan and Britain. Management believes that once Jessica Simpson wore Primp on the reality show, “The Newlyweds,” the brand exploded onto the scene as a favorite of Hollywood’s “it” girls and the brand continues to enjoy an overwhelming following in the entertainment world. Primp products are also routinely worn by numerous top stars in the weekly magazines, newspapers and on the TV and internet. Sasha Obama wore a Primp hoodie for her first day of school following the move to the White House. Owing to its casual comfort and unique luxury styling, management believes that Primp is respected by the fashion industry as upstairs luxury casual wear knits and basics, under the twin monikers “Primp” and “Primp Basics.”

In 2007-2008, Primp expanded its product line to include “tween, toddler and baby,” which management believes has been successful. One of Brad Pitt and Angelina Jolie’s toddlers wore Primp in the 2008 “People” magazine spread, the most expensive celebrity photo in the magazine’s history. The expansion of the Primp product line continued with the release of branded men’s t-shirts in October/November 2009. Numerous additional products are being developed and are expected to be released in the foreseeable future.

In addition to our Los Angeles based production facilities, we have developed strategic alliances with production facilities in Mexico and China to drive mass market sales and to produce quickly and efficiently. The infrastructure is capable of engineering fabrics and designing prints and styles that directly reference current trends and offer them at competitive prices in the market. Our goal is to extend our capabilities to an even greater customer base.

The facility in Mexico is a 200,000 square feet cutting and sewing entity with 1800 sewing machines and the ability to produce 2 million t-shirts per month. Approximately 20% of this capacity is utilized by Primp or Love Crush during any given month. We also procure textiles and full package garments from various sources in China. Off-shore production generates cost savings on large scale production orders. For short turn, smaller orders, production is conducted domestically. For volume orders with at least a 5 to 6 week lead time, production can be placed in Mexico to capture lower labor and energy input costs. For mass volume or long lead time production orders, placement in China generates even lower production cost. There are customers who insist on products exclusively manufactured in Los Angeles or “Made in the USA” as this base results in a premium wholesale/retail price. For domestic based operations, we lease a 45,000 square foot warehouse which allows us to directly manage inventory and fulfill both wholesale, retail and e-commerce based orders. Placement of the order ultimately depends on customer demands, fabric composition, delivery date, quantity and price point. This manufacturing paradigm enables Love Crush and Primp to build upon a vertical cost structure to ensure the lowest costs when producing garments.

Primp is trademarked domestically and internationally and many of its print designs are copyright protected. Primp’s website www.itsprimp.com, was launched in November 2009 and is fully operational.

Sales are obtained through an in-house sales force that deals with department stores, mass retailers and wholesale branded customers. In-house sales personnel are compensated with a bonus structure that rewards performance, while international distributors are rewarded with a bulk discount from traditional wholesale prices. Primp has entered into multiple licensing initiatives both domestically and internationally using licensing agents based in the US that are rewarded on a commission basis. Distributors typically receive a 20% discount from wholesale charges. In-house sales agents receive anywhere between 3-12% of the gross wholesale price, depending upon the sale price obtained from the customer. As a licensor, Primp will earn a 6% to 10% royalty from the gross sales; the licensing agent earning 30% of that royalty rate.

Primp negotiates directly with buyers from retailers and wholesale customers. Management also attends both domestic and international conventions to expand brand recognition and distribution.

Primp is a lifestyle brand that withholds distribution from the marketplace and only sells to stores and customers that fit within the representation of the lifestyle of the brand. With additional funding we intend to expand the development of Primp and also incubate new brands that target different sectors of the marketplace. We estimate that we will need approximately $3-5 million to successfully expand as described. As of the date of this Report, we have had discussions with various investment banking firms and others but there has been no definitive agreement with any third party wherein a commitment has been received to raise these funds and there can be no assurances that such an agreement will be forthcoming in the near future, or at all. Failure to obtain additional capital will have a negative impact on our ability to expand as described herein.

Primp currently operates one retail location and has intentions to roll out additional stores in premium locations throughout southern California, Nevada, Arizona, Florida and New York. These locations would be premium retail locations as well as factory outlet locations. This expansion is dependent upon our ability to raise additional working capital.

Shipping is handled in-house at our corporate warehouse in Vernon CA. With respect to shipments to major retailers, the orders, shipment documentation and invoices are handled through electronic data interchange (EDI). Fulfillment for our retail locations and e-commerce site are handled internally as well.

PROPERTY

We have moved our principal place of business to 4501 E. 50th St., Vernon CA 90058. This location consists of warehouse space of approximately 45,000 square feet, and approximately 7,000 square feet of executive office space and design space. This space is subleased from Lorber Enterprises LLC pursuant to an oral agreement providing for a rental abatement that commenced June 15, 2009 and which will continue through December 31, 2009. Thereafter, we will begin monthly payments of a base rent of $9,889, plus annual adjustments of 2.5% beginning in June 2010. This lease expires in May 31, 2018 and contains an option to renew for one five (5) year term. Lorber Enterprises LLC is owned and controlled by Greg Lorber, our CEO. We anticipate that this will be sufficient for our needs for the foreseeable future.

We also rent space for our current retail location for Primp in Commerce, California, which consists of approximately 600 square feet of retail space. The lease for this location provides for a monthly base rental of $4,200, plus 6% of all revenues in excess of $70,000. This lease expires May 31, 2010 and contains an option to renew for an additional term of 3 years.

TRADEMARKS, PATENTS AND COPYRIGHTS

Primp holds various design print copyrights, including VA0001387500, a visual art copyright of a design print pattern which is used on fabric for ultimate manufacturer of a garment; VA 0001387501, a pony print; and VA0001406629, a swan print. It also holds a trademark/wordmark for the name “Primp,” Serial No. 78434993. Primp also has a trademark registered in Japan.

In addition, as part of the acquisition described above, we acquired all rights to the tradename “Love Crush.” As of the date of this report no formal filing reserving this tradename has been made, but it is anticipated that applicable filings will be undertaken in the very near future in order to perfect our rights to this tradename.

GOVERNMENT REGULATIONS

We are not subject to any extraordinary governmental regulations.

EMPLOYEES

As of the date of this Report we have eight (8) employees including our management, plus one (1) person in accounting, two (2) persons in design/development and sales, and two (2) persons involved in order fulfillment, shipping, distribution and inventory. In addition, we contract services from independent contractors in the categories of sales (5), production (3), sampling (2), consulting (2) and accounting (2). We anticipate that if we receive financing we will hire additional employees in the areas of accounting, regulatory affairs, marketing and design.

COMPETITION

We will be competing with publicly and privately held companies engaged in the textile industry. There are numerous other entities engaged in this business that have greater resources, both financial and otherwise, than the resources presently available to us. Our principal competitors include Juicy Couture, Splendid Mills, and James Perse.

LEGAL PROCEEDINGS

As of the date of this report we believe we owe approximately $250,000 to the IRS for past due payroll taxes. We have entered into discussions with the IRS and while no assurances can be provided, we hope to have a settlement arrangement on this obligation with the IRS within the next three months.

We are party to several litigation matters as of the date of this report, none of which we deem to be material to our current business operations. We are not aware of any other material threatened matters.

EXECUTIVE COMPENSATION

Each of our new officers will receive an annual salary of $100,000 upon their assuming their positions with us. None of our executive officers is party to an employment agreement with us, but it is expected that employment agreements will be executed with our executive officers in the near future.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

We acquired Primp in exchange for the issuance of an aggregate of 4,000,000 shares of our Common Stock. On March 16, 2010 we acquired the rights to the trade name “Love Crush” from IC in exchange for the issuance of 2,000,000 shares of our Common Stock. We relied upon the exemption from registration provided by Section 4/2 and Regulation D under the Securities Act of 1933, as amended, to issue these shares.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

The following table sets forth certain information regarding the ownership of Common Stock as of the date of this Report by (i) each of our directors, (ii) each of our executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent Of Class
Common	Greg Lorber(1) 4501 E 50th St. Vernon, CA 90058	12,780,000(2)(3)	65.7%

Common	Andrea J. Payne(1) 4501 E 50th St. Vernon, CA 90058	500,000(4)	2.6%

Common	All Officers and Directors As a Group (3 persons)	13,280,000(2)(3)	68.2%

________________________________

(1)	Officer and Director of our Company.
(2)	Includes 1,600,000 shares held in the name of CLGL LLC. Mr. Lorber is an officer, director and owner of 83.3% of CLGL LLC.
(3)

Includes 8,530,000 shares held in escrow, of which 2,843,333 are to be released annually upon issuance of our annual audit of our financial statements if and when we generate net income of $182,500 in 2010, $270,000 in 2011 and $557,500 in 2012. These 8,530,000 shares shall be voted by our Board of Directors until such time as these shares are released from escrow. These shares are held under the name Generations Irrevocable Trust. Mr. Lorber is the beneficiary of this Trust.

(4)	Held in the name of the Noor Sophia Trust. Ms. Payne is the beneficiary of this trust.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS: APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective October 29, 2009, Ms. Lynn M. Vagi did resign her positions as President, Treasurer and as a director of our Company. There were no disagreements between Ms. Vagi and our Company regarding the operation, policies or practices of our Company. Simultaneous therewith, Greg Lorber was appointed as our CEO, President and a director. Subsequently, Mr. Lorber resigned his position as our President and Matthew Milonas was appointed as President. In addition, in November 2009 Donald R. Stoltz resigned as a director and Andrea J. Payne was appointed Secretary and Alan Elgort was appointed Chief Operating Officer, Chief Financial Officer, Treasurer and a director. Mr. Elgort resigned his positions with us in March 2010 and Mr. Milonas also assumed the position as our Chief Financial Officer. Also in March 2010, Ms. Payne was appointed as a director, along with Wells Butler and Brian E. Sobnosky. They will hold such positions until the next annual meeting of our Board of Directors or shareholders, as applicable, their resignation, removal or death, whichever occurs first.

The following is a biographical summary of the business experience of our new management:

Greg Lorber has served as the manager of both IC and Primp since their inception in 2006 and 2004, respectively. His responsibilities have included working with designers, distribution of product, development of brand name and administration. Prior, Mr. Lorber devoted eleven years working for

Lorber Industries, a privately held family business that is one of the premiere textile companies in Southern California, where he was responsible for managing sales and operations of the business. Mr. Lorber obtained a Bachelor of Science degree in Political Science from UCLA in 1996. He intends to devote substantially all of his business time to the affairs of the Company.

Andrea J. Payne has been Secretary and General Counsel to IC since January 2007. Prior, from March 2006 through December 2006, she was employed by Swisstex Direct, Los Angeles, CA, a privately held textile company where her responsibilities included fabric production, purchasing and logistics. From June 1998 through February 2006 she was employed by Lorber Industries where her responsibilities included purchasing, supply chain management and accounts receivable management and support. Ms. Payne received a Juris Doctor degree from Loyola Law School in 1993 and a Bachelor of Arts degree in Economics from California State University at Long Beach in 1990. She intends to devote substantially all of her business time to the affairs of the Company.

Matt Milonas was appointed as our President, Chief Financial Officer and a Director in March 2010. From December 2006 through March 2010, Mr. Milonas was employed by Atachi Data Systems, Inc. as finance manager in charge of global shared services. Prior, from January 2005 through December 2006, he was a manager in the internal controls department of Verizon Business, specializing in Sarbanes-Oxley compliance matters. From September 2003 through January 2005, he was a business analyst with GE Access-Quovadx, Inc. Mr. Milonas received a Bachelor of Arts degree in accounting from Fort Lewis College in 1989, with a minor in psychology from Colorado State University. He intends to devote substantially all of his business time to our affairs.

Wells Butler was appointed as a director of our Company in March 2010. She founded Primp in 2004 and has since served as its Creative Director and Head Designer. She has studied Fashion Design at Rhode Island School of Design, Fashion Institute of Technology, and received her degree in Apparel Manufacturing from the Fashion Institute of Design and Merchandising in 2003. In 1999 Wells received her Bachelor of Arts degree in Economics from the University of Iowa. She devotes substantially all of her business time to our affairs.

Brian E. Sobnosky was appointed as a Director in March 2010. In addition to his position as our director, since March 2008 he has been responsible for sales and business development with Builders Appliance Center, Denver, Colorado. Since November 2004, Brian has also been Director of New Business Development for Tavata Software Corporation, Denver, CO, where his primary responsibilities have been identifying and solidifying strategic sales and technology partnerships with third party vendors. Mr. Sobnosky graduated in 2003 from Youngstown State University with a degree in Business Administration and Accounting. He devotes only such time as necessary to our affairs.

There are no family relationships between any of our current officers and directors.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective November 3, 2009 the holders of a majority of our issued and outstanding Common Stock approved an amendment to our Articles of Incorporation wherein the name of our Company was changed to “Industry Concept Holdings, Inc.”

ITEM 7.01 REGULATION FD DISCLOSURE

Our Press Release relating to our acquisition described above is attached as Exhibit 99.1 and is hereby incorporated.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)       Financial Statements. The audited financial statements of Primp, LLC for the fiscal years ended December 31, 2009 and 2008 along with unaudited consolidated pro forma financial statements as at December 31, 2009 are included herein.

(b)	Exhibits.

No.	Description

3.3	Articles of Amendment to Articles of Incorporation effectuating name change to Industry Concept Holdings, Inc.*

10.1	Share Exchange Agreement with Your Way Holding Corp. dated October 29, 2009*

99.1	Press Release dated November 6, 2009, announcing closing of transaction with Primp.*

* Previously filed

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2010	INDUSTRY CONCEPT HOLDINGS, INC. (Registrant) By:_s/Andrea J. Payne______________________ Andrea J. Payne, Secretary

PRIMP, LLC

FINANCIAL STATEMENTS

December 31, 2009 and 2008

PRIMP, LLC

Financial Statements

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

Email: rcpc35@hotmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Managing Members

Primp, LLC

Vernon, California

I have audited the accompanying balance sheets of Primp, LLC as of December 31, 2009 and 2008, and the related statements of operations, members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Primp, LLC as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements the Company has suffered recurring losses, has a working capital deficit, and back taxes due that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado	Ronald R. Chadwick, P.C.
March 25, 2010	RONALD R. CHADWICK, P.C.

PRIMP, LLC

Balance Sheets

	December 31 2009	December 31, 2008

ASSETS
Current Assets
Cash	$1,228	$15,327
Accounts Receivable – net	20,740	278,550
Employee Advances	600	—
Inventory	766,024	1,443,538
Total Current Assets	788,592	1,737,415

Deposits	—	4,000
Fixed Assets – net	7,781	11,886
	7,781	15,886

TOTAL ASSETS	$796,373	$1,753,301

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

LIABILITIES

Current Liabilities
Accounts Payable	$293,620	$195,266
Returns and Allowance Liability	14,905	12,475
Due to Factor	329,222	408,935
Notes Payable	250,000	—
Accrued Interest Payable	26,667	—
Related Party Advances	20,400	20,400
Taxes Payable	144,846	128,826
Total Current Liabilities	1,079,660	765,902

TOTAL LIABILITIES	1,079,660	765,902

MEMBERS’ EQUITY

Members’ Equity	984,334	991,088
Retained Earnings (Deficit)	(1,267,621)	(3,689)

TOTAL MEMBERS’ EQUITY	(283,287)	987,399

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$796,373	$1,753,301

The accompanying notes are an integral part of these financial statements.

PRIMP, LLC

Statements of Operations

	Year ended December 31, 2009	Year ended December 31, 2008

Revenue (net of $51,888 and $132,534 in returns)	$708,089	$2,225,503

Cost of Goods Sold	605,206	1,635,395

Gross Profit	102,883	590,108

Operating Expenses

Depreciation	4,105	3,846
General and Administrative	694,266	624,444
Cosigned note expenses	250,000	—
Write Downs – Inventory	362,065	—

Total operating expenses	1,310,436	628,290

(Loss) from operations	(1,207,553)	(38,182)

Other income (expense):
Interest expense	(56,379)	(50,147)
Other Income	—	417

Total other income (expense)	(56,379)	(49,730)

Income (loss) before provision for income taxes	(1,263,932)	(87,912)

Provision for income tax	—	—

Net (Loss)	$(1,263,932)	$(87,912)

The accompanying notes are an integral part of these financial statements.

PRIMP, LLC

Statements of Cash Flows

	Year ended December 31, 2009	Year ended December 31, 2008
Net (Loss)	$(1,263,932)	$(87,912)
Adjustments to reconcile decrease in net assets to net cash
provided by operating activities:

Depreciation	4,105	3,846
(Increase) Decrease in accounts receivable	257,810	385,037
(Increase) Decrease in inventory	315,449	36,766
Decrease in deposits	4,000	—
(Increase) Decrease in employee advances	(600)	3,000
Increase in accounts payable	98,354	144,433
Accrued interest payable	26,667	—
Related party payable	—	(137,295)
Write downs – inventory	362,065	—
Cosigned note expenses	250,000	—
Increase in other liabilities	18,450	(15,084)

Net cash (used) in operation activities	72,368	332,791

Cash flows from investing activities:

Purchase of fixed assets	—	(2,937)

Net cash (used) in investing activities	—	(2,937)

Cash flows from financing activities:

Member contributions	—	—
Member distributions	(6,754)	(70,407)
Due to factor	(79,713)	(245,782)

Net cash provided from financing activities	(86,467)	(316,189)

Net increase in cash	(14,099)	13,665
Cash at beginning of period	15,327	1,662
Cash at end of period	$1,228	$15,327

Supplemental disclosure information:
Cash paid for interest	$29,712	$50,147
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

PRIMP, LLC

Statements of Members’ Equity

	Members’ Equity	Retained Earnings (Deficit)	Total

Balance at December 31, 2007	$118,495	$84,223	$202,718

Related party debt relief	943,000		943,000

Distributions	(70,407)		(70,407)

Net (Loss)	—	(87,912)	(87,912)

Balance at December 31, 2008	$991,088	$(3,689)	$987,399

Distributions	(6,754)		(6,754)

Net (Loss)	—	(1,263,932)	(1,263,932)

Balance at December 31, 2009	$984,334	$(1,267,621)	$(283,287)

The accompanying notes are an integral part of these financial statements.

PRIMP, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Primp, LLC (the “Company”), was formed in the State of California on October 28, 2004. The Company manufactures and markets retail fashion garments. The Company may also engage in any other business permitted by law, as designated by the Board of Directors of the Company. Primp, LLC is a wholly owned subsidiary of Industry Concept Holdings, Inc.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Accounts receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. At December 31, 2009 and 2008 the Company had a balance in its allowance for doubtful accounts of $8,273 and $32,628. Bad debt expense each year was zero and $15,000.

Property and equipment

Property and equipment are recorded at cost and depreciated under the straight line method over each item's estimated useful life. At December 31, 2009 and 2008 the Company had an office equipment balance of $20,527 with corresponding accumulated depreciation of $12,746 and $8,641. Depreciation expense for 2009 and 2008 was $4,105 and $3,846.

PRIMP, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Inventories

Inventories, consisting of garment supplies and finished goods, are stated at the lower of cost or market (first-in, first-out method). Costs capitalized to inventory include the purchase price, transportation costs, and any other expenditures incurred in bringing the goods to the point of sale and putting them in saleable condition. Costs of good sold include those expenditures capitalized to inventory. Inventory at end 2009 of $766,024 consisted of raw materials $20,688, work in process $9,971, and finished goods $735,365. Inventory at end 2008 of $1,443,538 consisted of raw materials $59,796, work in process $447,795, and finished goods $935,947.

Revenue recognition

Revenue is recognized on an accrual basis as earned under contract terms. Specifically, revenue from product sales is recognized subsequent to a customer ordering a product at an agreed upon price, delivery has occurred, and collectibility is reasonably assured.

Advertising costs

Advertising costs are expensed as incurred. The Company recorded advertising costs in 2009 and 2008 of $24,624 and $62,921.

Income tax

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Because the Company operates as an LLC, the Company is a pass-through entity for federal income tax purposes and pays no income tax at the company level.

Financial Instruments

The carrying value of the Company’s financial instruments, as reported in the accompanying balance sheets, approximates fair value.

PRIMP, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Long-Lived Assets

In accordance with ASC 350, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that may suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Products and services, geographic areas and major customers

The Company earns revenue from the manufacturing and sale of garments, but does not separate sales of different product lines into operating segments. All sales each year were domestic and to external customers, with no one customer accounting for over 10% of sales.

NOTE 2. RELATED PARTY TRANSACTIONS

The Company uses as one of its fabric suppliers a company under common control of the managing member. Included in cost of goods sold for 2009 and 2008 was fabric supplied by this entity in amounts of $79,978 and $494,134. In 2008 the company and the managing member also donated $943,000 in amounts due to it for inventory materials to the capital of Primp, LLC. A family related party was owed $20,400 at end 2009 and 2008 for unsecured, non-interest bearing, due on demand working capital advances.

NOTE 3. LEASE COMMITMENTS

The Company shares office, design and manufacturing space with other companies related by common control, under a building lease held in the name of the related party companies and guaranteed by Primp’s managing member. The lease commenced in June 2009 and is for a 10 year term expiring in May 2019, with a five year extension option. The lease calls for payments of approximately $9,700 per month plus costs in the first year, escalating yearly to $12,000 per month plus costs in year ten. The shared cost by Primp, LLC is approximately half of the overall cost under the lease on a shared space basis. The Company leases retail sales space under a lease in the name of a company related by common control and guaranteed by Primp’s managing member, with monthly payments of $4,200 per month plus costs with possible escalations for certain sales volumes, with the lease term expiring in May 2010. Future minimum lease payments under both leases, assuming current levels of shared use are: 2010 $80,000, 2011 $60,000, 2012 $62,000, 2013 $63,000, 2014 $65,000, after 2014 $294,000, total $624,000.

PRIMP, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE 4. ACCOUNTS RECEIVABLE FACTOR AND LOANS

The Company has an ongoing relationship with a factor company (“the Factor”), which manages and collects the Company’s accounts receivable and loans money to the Company with the receivables as collateral, due on demand, with interest generally at 2% over the prime rate. At the end of 2009 and 2008 the Company had assets of uncollected receivables on account with the Factor of $29,013 and $311,178. Also at end of 2009 and 2008 the Company had a balance due to the Factor for loan advances of $329,222 and $408,935. Interest expense charged by the Factor in 2009 and 2008 was $25,000 and $47,000.

NOTE 5. CONTINGENCIES

The Company at end 2009 and 2008 owed approximately $143,000 and $128,000 in unpaid federal and state payroll taxes. In response the Internal Revenue Service has filed a lien on all Company assets. The outstanding taxes currently remain unpaid. What actions, if any, authorities may take to collect the taxes are unknown at the present time.

NOTE 6. GOING CONCERN

The Company has suffered recurring losses from operations, has a working capital deficit and back payroll taxes due. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company may raise additional capital through the sale of its equity securities, through offerings of debt securities, or through borrowings from financial institutions. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

NOTE 7. NOTES PAYABLE

The Company is a cosignor along with two other companies related by common control on certain notes payable outstanding. At December 31, 2009 the outstanding principal balance on the notes was $250,000. The notes bear interest at 20% on the principal balance, are unsecured, and are due in January 2010. Interest expense under the notes for the year ended December 31, 2009 was $26,667. Accrued interest related to the notes payable was $26,667 at December 31, 2009.

YOUR WAY HOLDING CORP. & PRIMP, LLC

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009

YOUR WAY HOLDING CORP. AND PRIMP, LLC

PROFORMA CONSOLIDATED BALANCE SHEET

December 31, 2009

	Your Way	Primp	Adjustments (See Notes)		Consolidated Balance
ASSETS

Current assets
Cash	$4,776	$1,228	$—		$6,004
Accounts Receivable – net		20,740			20,740
Employee advances		600			600
Inventory		766,024			766,024
Total current assets	4,776	788,592	—		793,368
Fixed assets – net		7,781			7,781
Total Assets	$4,776	$796,373	$—		$801,149

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities
Accounts Payable	$—	$293,620	$—		293,620
Returns and Allowance Liability		14,905			14,905
Due to Factor		329,222			329,222
Notes Payable	250,000	250,000	(250,000)	A	250,000
Accrued Interest Payable	26,667	26,667	(26,667)	A	26,667
Related Party Advances		20,400			20,400
Taxes Payable		144,846			144,846
Total current liabilities	276,667	1,079,660	(276,667)		1,079,660
Total Liabilities	276,667	1,079,660	(276,667)		1,079,660

Members’ Equity
Members’ Equity		984,334	(984,334)	B	—
Retained Earnings		(1,267,621)	1,267,621	B	—

Stockholders’ Equity
Preferred stock, $.10 par value; 1,000,000 shares authorized; none issued and outstanding	—		—		—
Common stock, $.001 par value; 50,000,000 shares authorized; 22,060,000 shares issued and outstanding	22,060				22,060
Additional paid in capital	62,411		(6,620)	B	55,791
Accumulated deficit	(356,362)				(356,362)
Total Stockholders’ Equity	(271,891)	(283,287)	276,667		(278,511)

Total Liabilities and Stockholders’ Equity	$4,776	$796,373	$—		$801,149

Notes:

A – To eliminate cosigned notes recorded on both Companies’ balance sheets

B – To post Primp LLC net deficit to paid in capital

YOUR WAY HOLDING CORP. AND PRIMP, LLC

PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

	Your Way Year Ended December 31, 2009	Primp Year Ended December 31, 2009	Adjustments (See Notes)		Consolidated Balance

Sales	$—	$708,089	$—		$708,089
Cost of goods sold		605,206			605,206
Gross profit	—	102,883	—		102,883

Operating expenses:
Depreciation	—	4,105	—		4,105
General and Administrative	273,858	694,266	—		968,124
Cosigned note expenses	—	250,000	(250,000)	A	—
Write Downs – Inventory	—	362,065	—		362,065
	273,858	1,310,436	(250,000)		1,334,294

Income (loss) from operations	(273,858)	(1,207,553)	250,000		(1,231,411)

Other income (expense):
Interest expense	(33,694)	(56,379)	26,667	A	(63,406)
Other	880	—	—		880
	(32,814)	(56,379)	26,667		(62,526)

Income (loss) before provisions for income taxes	(306,672)	(1,263,932)	276,667		(1,293,937)

Provision for income tax	—	—	—		—

Net income (loss)	$(306,672)	$(1,263,932)	$276,667		$(1,293,937)

Net income (loss) per share
(Basic and fully diluted)	$(0)	n/a

Weighted average number of common shares outstanding	22,016,250	—

Notes:

A – To eliminate expenses on both Companies’ statements from cosigned loans

YOUR WAY HOLDING CORP. & PRIMP, LLC

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009

Basis of Presentation

The following pro forma consolidated balance sheet as of December 31, 2009, and pro forma consolidated statements of operations for the year then ended December 31, 2009 between Your Way Holding Corp. and Primp, LLC are presented to show what effects the reverse acquisition of Your Way Holding Corp. by Primp, LLC effective for balance sheet purposes had on stockholders' equity, and for operations might have had on historical financial information had the transaction taken place on an earlier date. The pro forma consolidated financial statements are derived from the historical financial statements of Your Way Holding Corp. and Primp, LLC and assume that for balance sheet purposes the transaction took place on December 31, 2009, and for statement of operations purposes on January 1, 2009 with resulting effects through December 31, 2009. The pro forma consolidated financial statements should be read in conjunction with the historical financial information. The pro forma consolidated financial statements are not necessarily indicative of the result that would have been attained had the transaction actually taken place earlier.